UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 29, 2016, TreeHouse Foods, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $775 million aggregate principal amount of 6.00% Senior Notes due 2024 (the “Notes”) pursuant to a purchase agreement, dated January 21, 2016, by and between the Company, certain subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein.

In connection with the closing of the Offering, the Company and the Subsidiary Guarantors entered into the Ninth Supplement Indenture, dated January 29, 2016 (the “Indenture”), between the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. The Company’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s subsidiaries that are guarantors under the Company’s credit facilities. Interest is payable on the Notes on February 15 and August 15 of each year, beginning on August 15, 2016. The Notes will mature on February 15, 2024.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets or issue capital stock of restricted subsidiaries; (v) create liens; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) nonpayment of principal, premium, if any, and interest, when due; (ii) breach of covenants in the Indenture; (iii) defaults relating to the failure to pay at final maturity or the acceleration of certain other indebtedness; (iv) a failure to pay certain judgments; and (v) certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Company may redeem some or all of the notes at any time on or after February 15, 2019 at the applicable redemption prices described in the Indenture plus accrued and unpaid interest, if any, to but not including the redemption date. In addition, prior to February 15, 2019, the Company may redeem all or a portion of the notes at a price equal to 100% of the principal amount plus the “make-whole” premium set forth in the Indenture plus accrued and unpaid interest, if any, to but not including the redemption date. The Company may also redeem up to 40% of the notes prior to February 15, 2019 with the net cash proceeds received from certain equity offerings at the redemption price set forth in the Indenture. In the event of certain change of control events, as described in the Indenture, the Company may be required to purchase the notes from the holders at a purchase price of 101% of the principal amount plus any accrued and unpaid interest.

In connection with the closing of the Acquisition (as defined and described in Item 2.01, below), the Company, the Subsidiary Guarantors, Ralcorp Holdings, Inc. and certain of its subsidiaries (the “Ralcorp Guarantors”) and the Trustee entered into a supplemental indenture (the “10th Supplemental Indenture”), pursuant to which the Ralcorp Guarantors became subsidiary guarantors of the Notes and the Company’s outstanding 4.875% senior notes due 2022.

On February 1, 2016, the Company obtained a new $1,025 million senior secured term loan (the “Tranche A-2 Term Loan”) pursuant to an Amended and Restated Credit Agreement, dated as of February 1, 2016 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Credit Agreement amends, restates and replaces the Company’s existing Credit Agreement, dated as of May 6, 2014 (as amended from time to time prior to February 1, 2016, the “Prior Credit Agreement”), pursuant to which the Company obtained a $900 million revolving credit facility (the “Revolving Facility”), a $300,000,000 term A loan (the “Term A Loan”) and a $200 million tranche A-1 term loan (the “Tranche A-1 Term Loan” and, together with the Term A Loan and the Tranche A-2 Term Loan, the “Term Loans”). Pursuant to the Credit Agreement, the Company (i) continued and extended the maturity of the Revolving Facility and the Tranche A-1 Term Loan and (ii) continued and reduced the maturity of the Term A Loan.

The Company used the proceeds from the Tranche A-2 Term Loan and a draw at closing on the Revolving Facility to finance a portion of the Acquisition (as defined below) and to pay fees and expenses in connection therewith.

The Revolving Facility matures on February 1, 2021. The initial pricing for the Revolving facility is determined by LIBOR plus a margin of 2.25%, which includes a 0.45% facility fee. Thereafter, the Revolving Facility will bear interest at a rate per annum equal to (i) LIBOR plus a margin ranging from 1.25% to 3.00% (inclusive of the facility fee) based on the Company’s consolidated net leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.25% to 2.00% (inclusive of the facility fee) based on the Company’s consolidated net leverage ratio. The Revolving Facility includes sub-facilities for swing line loans and letters of credit.

The Term Loans mature on February 1, 2021. The initial pricing for the Term Loans is determined by LIBOR plus a margin of 2.25%. Thereafter, the Term Loans will bear interest at a rate per annum equal to (i) LIBOR plus a margin ranging from 1.25% to 3.00% based on the Company’s consolidated net leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.25% to 2.00% based on the Company’s consolidated net leverage ratio.

The Credit Agreement contains substantially the same covenants as the Prior Credit Agreement with adjustments to reflect the incurrence of the Tranche A-2 Term Loan and the operational and strategic requirements of the Company and its subsidiaries after giving effect to the Acquisition. The covenants include financial covenants requiring that the Company maintains certain consolidated net leverage and consolidated cash interest coverage ratios and other covenants, including with respect to limitations on liens, investments, indebtedness, mergers, consolidations and acquisitions, dispositions of assets, restricted payments, changes in the nature of the Company’s business, transactions with affiliates, burdensome agreements, use of proceeds, sale and leaseback transactions and amendments to organizational documents. The Credit Agreement also contains customary representations, warranties and events of default.

The Company’s obligations under the Credit Agreement are (i) guaranteed by substantially all of its wholly-owned domestic subsidiaries and (ii) secured by substantially all personal property of the Company and its domestic subsidiaries that are guarantors. The Credit Agreement provides that the Company will have the option to have all collateral released in the event that (i) no Specified Secured Indebtedness (as defined in the Credit Agreement) shall be outstanding, (ii) no default shall exist or result therefrom and (iii) the Company’s consolidated net leverage ratio shall not exceed 3.50 to 1.00.

The Indenture, 10th Supplemental Indenture and Credit Agreement are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The above descriptions of the Indenture, 10th Supplemental Indenture and Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Credit Agreement, as applicable.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 1, 2016, the Company announced that it had completed its previously announced acquisition (the “Acquisition”) of Ralcorp Holdings, Inc. (the “Private Brands Business”) pursuant to a Stock Purchase Agreement (the “Acquisition Agreement”), dated November 1, 2015, by and among the Company and ConAgra Foods, Inc. (“ConAgra”). Pursuant to the terms of the Acquisition Agreement, a subsidiary of the Company purchased all of the outstanding stock of Ralcorp Holdings, Inc., the Missouri corporation through which the Private Brands Business is operated, resulting in the Private Brands Business becoming a 100% owned indirect subsidiary of the Company.

The Company financed the cash consideration for the Acquisition through proceeds of the offering of the Notes, the gross proceeds of approximately $862.5 million from its previously announced offering of public stock (including the underwriters’ exercise in full of their option to purchase additional shares of common stock), the proceeds from the Tranche A-2 Term Loan and a draw at closing on the Revolving Facility.

On February 1, 2016, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

In connection with the acquisition of the Private Brands Business, the Company previously filed the Private Brands Business’s (i) audited combined balance sheets as of May 31, 2015 and May 25, 2014 and the related combined statements of operations, comprehensive income (loss), invested equity, and cash flows for the years then ended and for the four month period ended May 26, 2013 and (ii) unaudited interim combined balance sheets as of November 29, 2015 and May 31, 2015 and the related unaudited interim combined statements of operations, comprehensive income (loss) and cash flows for the twenty-six weeks ended November 29, 2015 and November 23, 2014, which are included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

(b)	Pro Forma Financial Information.

In connection with the acquisition of the Private Brands Business, the Company previously filed the unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2014 and the nine months ended September 30, 2015, which are included as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of March 2, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2010).

4.2	Ninth Supplemental Indenture, dated as of January 29, 2016, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Tenth Supplemental Indenture, dated as of February 1, 2016, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Amended and Restated Credit Agreement, dated as of February 1, 2016, between the Company and Bank of America, N.A. and the other lenders party thereto.

99.1	Press Release, dated February 1, 2016, announcing the closing of the acquisition of the Private Brands Business.

99.2	Private Brands Business audited combined balance sheets as of May 31, 2015 and May 25, 2014 and the related combined statements of operations, comprehensive income (loss), invested equity, and cash flows for the years then ended and for the four month period ended May 26, 2013 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

99.3	Private Brands Business unaudited interim combined balance sheets as of November 29, 2015 and May 31, 2015 and the related unaudited interim combined statements of operations, comprehensive income (loss) and cash flows for the twenty-six weeks ended November 29, 2015 and November 23, 2014 (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

99.4	TreeHouse Foods, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2014 and the nine months ended September 30, 2015 (incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 1, 2016	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of March 2, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2010).

4.2	Ninth Supplemental Indenture, dated as of January 29, 2016, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Tenth Supplemental Indenture, dated as of February 1, 2016, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Amended and Restated Credit Agreement, dated as of February 1, 2016, between the Company and Bank of America, N.A. and the other lenders party thereto.

99.1	Press Release, dated February 1, 2016, announcing the closing of the acquisition of the Private Brands Business.

99.2	Private Brands Business audited combined balance sheets as of May 31, 2015 and May 25, 2014 and the related combined statements of operations, comprehensive income (loss), invested equity, and cash flows for the years then ended and for the four month period ended May 26, 2013 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

99.3	Private Brands Business unaudited interim combined balance sheets as of November 29, 2015 and May 31, 2015 and the related unaudited interim combined statements of operations, comprehensive income (loss) and cash flows for the twenty-six weeks ended November 29, 2015 and November 23, 2014 (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).

99.4	TreeHouse Foods, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2014 and the nine months ended September 30, 2015 (incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016).